UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2021

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2021, the Board of Directors of The Goodyear Tire & Rubber Company (the “Company”) approved amendments to the Company’s Supplementary Pension Plan (the “Supplementary Plan”) that closes the Supplementary Plan to new participants effective as of December 31, 2021. The Supplementary Plan will otherwise continue in full force and effect with respect to all current participants, including the Company’s current executive officers. The Company does not expect to add any new participants to the Supplementary Plan before December 31, 2021.

On December 6, 2021, the Board of Directors of the Company also approved amendments to the Company’s Defined Contribution Excess Benefit Plan (the “DC Excess Benefit Plan”) to permit the award and deferral of performance-based contributions to individuals selected by the Compensation Committee of the Board of Directors who are not participants in the Supplementary Plan. The performance-based contributions will be notionally credited to a participant’s account based on the degree of attainment of Company-wide performance objectives under the Company’s Executive Annual Incentive Plan (“EAIP”) for the relevant performance period as follows:

(1)	Minimum Performance: 0% of annual base salary and EAIP bonus;

(2)	Threshold Performance: 7% of annual base salary and EAIP bonus;

(3)	Target Performance: 14% of annual base salary and EAIP bonus; and

(4)	Maximum Performance: 28% of annual base salary and EAIP bonus.

A participant’s aggregate performance-based contributions will vest 50% after five years of participation in the performance-based benefits feature of the DC Excess Benefit Plan, 75% after seven years of participation and 100% after ten years of participation. In addition, a participant’s aggregate performance-based contributions will fully vest at age 62 or upon death or separation from service due to disability, regardless of years of participation. Subject to applicable law and the related provisions of the DC Excess Benefit Plan, a participant’s vested aggregate performance-based contributions will be paid as a lump sum within 90 days of their death or separation from service.

The amendments to the DC Excess Benefit Plan will be effective on January 1, 2022. None of the Company’s current executive officers will be participants in the DC Excess Benefit Plan since they are participants in the Supplementary Plan. The Company expects that future executive officers will be selected by the Compensation Committee to be participants in the DC Excess Benefit Plan.

The foregoing descriptions of the Supplementary Plan and the DC Excess Benefit Plan are qualified in their entirety by reference to the provisions of such plans, which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

10.1	Goodyear Supplementary Pension Plan

10.2	The Goodyear Tire & Rubber Company Defined Contribution Excess Benefit Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2021	THE GOODYEAR TIRE & RUBBER COMPANY

	By:	/s/ Daniel T. Young
Daniel T. Young
Secretary